Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-237070, 333-239360, 333-245762, 333-251956 and 333-252216) and Form S-8 (File Nos. 333-227073, 333-230589, 333-237069, 333-245764 and 333-248468) of our report dated March 23, 2021, relating to the consolidated financial statements of Bionano Genomics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

San Diego, California
March 23, 2021